EXHIBIT 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment (this “Agreement”) to the Credit Agreement (as defined below) is dated as of March 10, 2015, and effective in accordance with Section 3 below, by and among WALKER & DUNLOP, INC., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors, the Lenders party hereto (the “Consenting Lenders”) pursuant to an authorization in the form attached hereto as Exhibit A (each, a “Lender Authorization”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.

STATEMENT OF PURPOSE:

The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of December 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”).

The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein. Subject to the terms and conditions set forth herein, the Administrative Agent and each of the Consenting Lenders have agreed to grant such request of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2. Amendments. Subject to the terms and conditions set forth herein and the effectiveness of this Agreement in accordance with its terms, the parties hereto agree that the Credit Agreement is amended by:

(a) amending Section 1.1 of the Credit Agreement by adding the following defined term in proper alphabetical order:

“First Amendment Effective Date” means March 10, 2015.”

(b) amending Section 2.4 of the Credit Agreement by deleting clause (c) thereof in its entirety and replacing it with the following:

“(c) Call Premium. In the event that, on or prior to the six (6) month anniversary of the First Amendment Effective Date, the Borrower (i) makes any prepayment of the Initial Term Loans in connection with any Repricing Transaction (as defined below) or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, a fee in an amount equal to, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the Initial Term Loans being prepaid and (y) in the case of clause (ii), a payment equal to 1.0% of the aggregate amount of the Initial Term Loans outstanding immediately prior to such amendment that are subject to such amendment (including, without limitation, any Initial Term Loans of a Non-Consenting Lender that is replaced pursuant to Section 3.12(b) in connection with such amendment). Such fees shall be due and payable within three (3) Business Days of the date of the effectiveness of such Repricing Transaction. For the purpose of this clause (c), “Repricing Transaction” means (x) any prepayment or repayment of the Initial Term Loans with the proceeds of, or any conversion of the Initial Term Loans into, any new or replacement tranche of term loans or Indebtedness incurred for the primary purpose of reducing the “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) to an amount less than the “effective yield” applicable to the Initial Term Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (y) any amendment to the pricing terms of the Initial Term Loans which reduces the “effective yield” applicable to the Initial Term Loans, but which in each case does not include any refinancing that involves an upsizing in connection with an acquisition by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) or other fundamental change or any other transaction not otherwise permitted by this Agreement.”

(c) amending Section 3.11 of the Credit Agreement by replacing each reference to “originals” in clause (g) thereof with “copies”;

(d) amending Section 7.3 of the Credit Agreement by (i) replacing each reference to “Closing Date” in clauses (a)(i) and (a)(iv) with “First Amendment Effective Date”, (ii) replacing the reference to “$50,000,000” in subclause (A) of clause (a)(iv) thereof with “$100,000,000” and (iii) replacing the reference to “Section 7.6(c)(z)” in subclause (B) of clause (a)(iv) with “Section 7.6(c)(z)(ii)”;

(e) amending Section 7.6 of the Credit Agreement by deleting subclause (z) of clause (c) thereof in its entirety and replacing it with the following:

“(z) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and to the extent not otherwise expressly permitted in this Section in an aggregate amount (i) for the period from the Closing Date through the day immediately preceding the First Amendment Effective Date, not to exceed $50,000,000 minus the aggregate amount of Investments made during such period and permitted pursuant to Section 7.3(a)(i) that are outstanding at the time of such repurchase or redemption and (ii) for the period from and after the First Amendment Effective Date, not to exceed $50,000,000 minus the aggregate amount of Investments made pursuant to Section 7.3(a)(iv)(B) that are outstanding at the time of such repurchase or redemption”; and

(f) amending Section 11.1 of the Credit Agreement by deleting the “With copies to” address for Wells Fargo as Administrative Agent and replacing it with:

Wells Fargo Bank, National Association

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention of: Jason Prisco

Telephone No.: (410) 884-2271

Email: CTSBankDebtAdministrationTeam@wellsfargo.com

3. Conditions to Effectiveness. Upon the satisfaction or waiver of each of the following conditions, this Agreement shall be deemed to be effective:

(a) the Administrative Agent shall have received counterparts of this Agreement (including by way of Lender Authorizations) executed by the Administrative Agent, the Consenting Lenders constituting Required Lenders and each of the Credit Parties;

(b) the Borrower shall have paid to the Administrative Agent (or its applicable affiliate), for the account of each Consenting Lender (including Wells Fargo) that executes and delivers this Agreement to the Administrative Agent (or its counsel) on or prior to 5:00 p.m. (Eastern Time) on March 6, 2015, an amendment fee in an amount equal to 0.25% of the outstanding Term Loans of each such Consenting Lender as of the date hereof;

(c) the Administrative Agent and the Arranger shall have been paid or reimbursed for all fees and out-of-pocket charges and other expenses incurred in connection with this Agreement, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the fees set forth in that certain letter agreement dated as of March 3, 2015 by and between the Arranger and the Borrower; and

(d) the Administrative Agent and the Lenders shall have received such other documents, information or agreements regarding Credit Parties and the transactions contemplated by this Agreement as the Administrative Agent may reasonably request.

4. Effect of this Agreement. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any Subsidiary Guarantor or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

5. Representations and Warranties/No Default. By its execution hereof,

(a) the Borrower represents and warrants that the representations and warranties contained in each Loan Document (including this Agreement) are true and correct on and as of the date hereof, other than any such representations or warranties that, by their express terms, refer to an earlier date, in which case they shall have been true and correct on and as of such earlier date and that no Default or Event of Default has occurred and is continuing as of the effective date hereof; and

(b) each Credit Party hereby certifies, represents and warrants to the Administrative Agent and the Lenders that:

(i) it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and

(ii) this Agreement and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Credit Party, and each such document constitutes the legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

6. Acknowledgment and Consent. By its execution hereof, each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Notes and the other Loan Documents to which it is a party remain in full force and effect, (c) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting, (d) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents and (e) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Person’s obligations under the Loan Documents.

7. Miscellaneous. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns. For purposes of determining withholding Taxes imposed under FATCA from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement (as amended by this Agreement) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to this Agreement or Lender Authorization shall be effective as delivery of an original executed counterpart of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

BORROWER:

WALKER & DUNLOP, INC., as Borrower

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief Financial Officer & Treasurer

GUARANTORS:

WALKER & DUNLOP MULTIFAMILY, INC., as a Subsidiary Guarantor

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief Financial Officer & Treasurer

WALKER & DUNLOP, LLC, as a Subsidiary Guarantor

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief Financial Officer & Treasurer

WALKER & DUNLOP CAPITAL, LLC, as a Subsidiary Guarantor

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief Financial Officer & Treasurer

First Amendment to Credit Agreement

Walker & Dunlop, Inc.

Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of itself and each Consenting Lender

By:	/s/ Michael Roth
Name:	Michael Roth
Title:	Vice President

First Amendment to Credit Agreement

Walker & Dunlop, Inc.

Signature Page

Exhibit A

Form of Lender Authorization

[See Attached]

LENDER AUTHORIZATION AND CONSENT

Walker & Dunlop, Inc.

First Amendment to Credit Agreement

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Re:	First Amendment to be dated on or about March 10, 2015 (the “Amendment”) to the Credit Agreement dated as of December 20, 2013 (as amended, the “Credit Agreement”) by and among Walker & Dunlop, Inc. (the “Borrower”), the Subsidiary Guarantors, the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).

This authorization acknowledges our receipt and review of the execution copy of the Amendment in the form posted on the Walker & Dunlop online workspace. By executing this authorization, we hereby approve the Amendment and authorize the Administrative Agent to execute and deliver the Amendment on our behalf.

[Insert name of applicable financial institution]

By:
Name:
Title:

First Amendment to Credit Agreement

Walker & Dunlop, Inc.

Lender Authorization